TIME MANAGEMENT AND SERVICES AGREEMENT

     Time Management and Services Agreement ("Agreement") effective as of 12:01 P.M. March 17, 1998 (the "Effective Date"), by and among Broadcast Holdings, Inc., licensee of Radio Station WYCB(AM), Washington, D.C. ("Station"), WYCB Acquisition Corporation ("Owner"), which is the parent company of Broadcast Holdings, Inc., and Radio One, Inc. ("Manager").

     WHEREAS, Manager is in the business of operating radio stations and producing and transmitting news, sports, informational, public service and entertainment programming and associated advertising on radio stations;

     WHEREAS, Owner as parent company of the licensee is responsible for selecting programs and managing the Station;

     WHEREAS, Manager desires to provide programming to be transmitted on the Station pursuant to the provisions hereof and pursuant to applicable regulations of the Federal Communications Commission ("FCC") and to provide services to Owner in the operation of the Station; and

     WHEREAS, Owner desires to transmit programming supplied by Manager on the Station and to contract for the services offered by Manager.

     NOW, THEREFORE, in consideration of these premises and the mutual promises, undertakings, covenants and agreements contained in this Agreement, the parties hereto do hereby agree as follows:

                                   WITNESSETH:

     1. Facilities. Owner agrees to broadcast on the Station, or cause to be broadcast, for up to twenty-four (24) hours per day, seven (7) days per week, Manager's programs and advertisements ("Programs").

     2. Programs. Manager shall furnish or cause to be furnished the artistic personnel and material for the Programs as provided by this Agreement and all Programs shall be in good taste and in accordance with Federal Communications Commission ("FCC") requirements. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations.



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     3. Sale of Advertising  Time.  Manager is permitted to sell all advertising for Programs and may sell such advertising in combination with the sale of advertising on other stations owned by Manager. Manager will retain all revenues from the sale of such advertising.

     4. Management Services. Manager will provide all services necessary to the operation and management of a radio station in a top 10 market.

     5. Payments. Manager hereby agrees to pay to Owner the sum of $45,000 per month, such sum to be paid on or before the 1st day of the month as full compensation to Owner for the right to broadcast the Programs on the Station. The monthly payments may be increased on an annual basis.

     6. Handling of Public Comments. Manager shall be advised promptly by Owner of any public or FCC complaint or inquiry concerning programs provided by Manager.

     7. Programming Standards. Manager agrees to abide by rules and regulations regarding contests and lotteries, elections, sponsorship identification, and obscenity and indecency with regard to the Programs provided to Owner.

     8. Operation of Station. Notwithstanding anything to the contrary in this Agreement, Owner shall have full authority and power over the operation of the Station during the period of this Agreement. Owner shall retain the right to decide whether to accept or reject any programming or advertisements, the right to preempt or delay or delete any programs which Owner reasonably believes to be unsatisfactory, unsuitable or contrary to the public interest or in order to broadcast a program deemed to be by Owner to be of greater national, regional, or local interest, and the right to take any other actions necessary for compliance with the rules, regulations, and policies of the FCC.

     9. Personnel. Manager shall employ and be responsible for the salaries, taxes, insurance and related costs for all personnel used in the production of its programming and for the personnel used in the sale of advertising time.

     10. Force Majeure. Any failure or impairment of facilities or any delay or interruption in broadcasting Programs, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes or threats thereof or force majeure or due to causes beyond the control of Owner, shall not constitute a breach of this Agreement and Owner will not be liable to Manager.

     11. Right to Use the Programs. The right to use the Programs provided by Manager and to authorize their use in any manner and in any media whatsoever, shall be and remain vested in Manager.

     12. Payola. Manager agrees that Manager will not accept any compensation of any kind or gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Manager and merchants or advertisers,



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unless the payer is  identified  in the program as having paid for or  furnished such consideration in accordance with FCC requirements.

     13. Compliance with Laws. Manager agrees that throughout the term of this Agreement Manager will comply in all material respects with all laws and regulations applicable in the conduct of Owner's business. Owner will comply in all material respects with all applicable FCC rules, regulations and policies, including, but not limited to, political advertisements, sponsorship identification, lottery and contest rules, and other local, state and federal laws, rules, and regulations.

     14. Events of Default. Manager's failure to pay on a timely basis the consideration provided for in Paragraph 2 above shall constitute an Event of Default only after Owner has provided Manager with written notice of the failure to pay and Manager has failed to pay the amount(s) owed within fifteen (15) business days of the date of the written notice.

     15. Termination. Owner may terminate this Agreement if Manager has caused an Event of Default to occur. In the event of termination, each party shall pay to the other any fees due but unpaid as of the date of termination and Owner shall cooperate with Manager to enable Manager to fulfill advertising or other programming contracts then outstanding, in which event Owner shall receive as compensation for the carriage of such advertising or programming that which otherwise would have been paid to Manager thereunder.

     16. Music Licenses. Owner and Manager represent that, as of the date that this Agreement, they will each secure any music licenses from performers' rights organizations including, but not limited to, ASCAP, BMI, and SESAC, that are necessary for the legal operation of the Station as contemplated by this Agreement and that both Owner and Manager will maintain their respective licenses in good standing.

     17. Modification and Waiver. No modification or waiver of any provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

     18. Indulgences. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by either party for the performance of any obligation or act by the other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     19. Construction. This Agreement shall be construed in accordance with the laws of the State of Maryland, applicable to agreements entered into and wholly to be performed therein, without regard to principles of conflicts of laws. The rights and obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and the


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regulations  of the  FCC  and  all  other  governmental  bodies  or  authorities presently or hereafter to be constituted.

     20. Successors and Assigns. Neither party may assign this Agreement without the other party's express prior written consent, provided, however, Manager may assign its rights and obligations pursuant to this Agreement without Owner's consent to an entity which is a subsidiary or parent of Manager or to an entity owned or controlled by Manager or its principals. Subject to the foregoing, this Agreement shall be binding on, inure to the benefit of, and be enforceable by the original parties hereto and their respective successors and permitted assignees.

     21. Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alteration, modification or change of this Agreement shall be valid unless by like written instrument.

     22. Savings Clause. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. This Agreement shall then be construed and enforced as so modified.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                BROADCAST HOLDINGS, INC.

                                                By:  __________________________
                                                         Alfred C. Liggins, III
                                                         President

                                                WYCB ACQUISITION CORPORATION

                                                By:  __________________________
                                                         Alfred C. Liggins, III
                                                         President

                                                RADIO ONE, INC.

                                                By:  __________________________
                                                         Alfred C. Liggins, III
                                                         President